UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 20, 2016
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	01-36056 (Commission File Number)	94-3156479 (IRS Employer Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)

(781) 565-5000
(Registrant’s telephone number, including area code)
____________________________________________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities
On July 20, 2016, Nuance Communications, Inc., a Delaware corporation (the “Company”), and Tanzania Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with TouchCommerce, Inc., a Delaware corporation (“TouchCommerce”), and Shareholder Representative Services LLC as stockholder representative thereunder (the “Stockholder Representative”), pursuant to which Merger Sub will merge with and into TouchCommerce and TouchCommerce will continue as the surviving corporation and an indirect wholly-owned subsidiary of the Company subject to the satisfaction of certain customary conditions to closing (the “Merger”). The total consideration payable by Nuance is $215 million.
Upon closing and on the terms and subject to the conditions set forth in the Merger Agreement, Nuance will pay $110 million in cash and $85 million in a combination of cash and Nuance common stock determined by Nuance. The remaining $20 million will be paid at the conclusion of an indemnity period in either cash or stock at the Company’s election. The number of shares of Company common stock, par value $0.001 per share (“Company Common Stock”) issuable in the transaction will be determined shortly prior to closing and will depend upon (a) the portion of the remaining consideration the Company elects to pay in stock and (b) the volume weighted average price of Company Common Stock for the five consecutive trading days ending one day prior to the closing (the “VWAP Stock Price”). Assuming that the Company elected to pay the full $85 million in Company Common Stock, and based upon the closing price of the Company Common Stock on July 20, 2016, the Company would issue approximately 5.2 million shares of Company Common Stock at the closing. The actual number of shares issuable will depend on the portion of the consideration the Company elects to pay with stock and the VWAP Stock Price, and could be higher or lower than 5.2 million shares.
Pursuant to the terms of the Merger Agreement, upon the effectiveness of the Merger, each share of capital stock of TouchCommerce will be canceled and converted into the right to receive a portion of the consideration as set forth in the Merger Agreement. All shares of Company Common Stock that may become payable are being issued to TouchCommerce former stockholders that are “accredited investors” within the meaning of Rule 501 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.
Item 7.01    Regulation FD Disclosure.
The Company issued a press release, dated July 21, 2016, regarding the Merger. The press release is furnished herewith as Exhibit 99.1.
The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits
    99.1         Press Release Issued July 21, 2016.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.
Date: July 22, 2016	By:	/s/ Daniel D. Tempesta
Daniel D. Tempesta
Executive Vice President and Chief Financial Officer